UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2004

Avid Technology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Avid Technology Park One Park West Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 640-6789

Item 5.    Other Events.

On August 13, 2004, Avid Technology, Inc., a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Maui Paradise Corporation, a California corporation and a wholly-owned subsidiary of the Company (the “Merger Sub”), Maui LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Merger LLC”), and Midiman, Inc., a California corporation doing business as M-Audio (“M-Audio”).  The Merger Agreement provides for the merger of the Merger Sub with and into M-Audio and the subsequent merger of M-Audio with and into Maui LLC with Maui LLC as the surviving entity.  Upon completion of this transaction, M-Audio will be a wholly-owned subsidiary of the Company.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1         Press Release dated August 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2004	AVID TECHNOLOGY, INC.

	By:	/s/ Paul Milbury
	Name:	Paul Milbury
	Title:	Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 13, 2004